EXHIBIT 23.5


                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, NY  10019-4097
                                Telephone 212 603-2000
                                   Fax 212 603-2001

                                                            (212) 603-2322


                                                New York, New York
                                                July 24, 1996


             IntelCom Group Inc.
             Unit 11
             1155 Service Road West
             Oakville, Ontario  46M 3E3
             Canada

             Gentlemen:

                       We have rendered our opinion, dated as of July
             24, 1996 (the "Opinion"), that the U.S. tax consequences described in the "Certain Tax Considerations" section of the Prospectus, issued by IntelCom Group Inc. ("Intelcom") and contained in the Registration Statement on Form S-3 filed on July 24, 1996 in connection with the resale by certain holders of (i) 7% Redeemable Convertible Subordinated Payable-in-Kind Notes due 1998, (ii) 7% Simple Interest Redeemable Convertible Subordinated Payable-in-Kind Notes due 1998, and (iii) certain shares of Common Stock of Intelcom correctly sets forth all material U.S. federal income tax considerations relevant to a holder of these instruments.

                       We hereby consent to the filing of the Opinion
             with the Securities and Exchange Commission, in connection with the Registration Statement on Form S-3 filed on July 24, 1996.

                                                Very truly yours,

                                                /s/ Reid & Priest LLP

                                                REID & PRIEST LLP